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                                                                    EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-XXXXX) and related Prospectus of The Source Information Management Company for the registration of 200,000 shares of its common stock and to the incorporation by reference therein of our report dated April 17, 1998, with respect to the financial statements of Brand Manufacturing Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Vienna, Virginia
July 22, 1999